UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2003

Atrium Companies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-20095	75-2642488
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3890 West Northwest Highway
Suite 500
Dallas, Texas 75220
(Address of executive offices, including zip code)

(214) 630-5757
(Registrant’s telephone number, including area code)

1341 W. Mockingbird Lane
Suite 1200 West
Dallas, Texas 75247
(former address if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
SIGNATURE
Superior financial statements
Pro forma financial statements
EXHIBIT INDEX

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets

On December 31, 2003, Atrium Companies, Inc. (“Atrium” or “the Company”) completed the acquisition of the capital stock of Superior Engineered Products Corporation, a California corporation (“Superior”), for a purchase price of $52.8 million, including $47.5 million in cash, $5.0 million of Atrium’s parent company (“Atrium Corporation”) common stock and approximately $300,000 of expenses. The cash portion of the transaction was funded with $40.0 million of term loan borrowings previously held in escrow and $7.5 million borrowed under the Company’s accounts receivable securitization facility.

Superior, based in Ontario, California, is a manufacturer of windows and other building materials. Superior’s window products, which are primarily vinyl, are sold predominantly to the repair and remodeling market in California, Arizona, Nevada and Hawaii through an extensive dealer network. This acquisition is consistent with Atrium’s strategy of selectively acquiring businesses that provide additional vinyl window production capabilities, new distribution channel opportunities and additional repair and remodeling volume.

This report on Form 8-K/A amends the Registrant’s Report on Form 8-K dated December 31, 2003, which was filed on January 15, 2004 to include the financial statements and pro forma financial information required by Item 7 of Form 8-K.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Report of Independent Auditors

Balance Sheet as of October 25, 2003

Statement of Operations for the ten months ended October 25, 2003

Statement of Stockholders’ Equity for the ten months ended October 25, 2003

Statement of Cash Flows for the ten months ended October 25, 2003

Notes to Financials Statements

(b)	Pro Forma Financial Information

Introduction

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2003

Notes to Unaudited Pro Forma Consolidated Balance sheet as of September 30, 2003

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2002 and nine months ended September 30, 2003

Notes to Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2002 and nine months ended September 30, 2003

(c)	Exhibits

The following exhibits are furnished as a part of this Current Report on Form 8-K:

*99.1	Stock Purchase Agreement, dated December 19, 2003, among Superior Engineered Products Corporation, Paul Oddo, David Oddo and Angeline Oddo, Atrium Companies, Inc., Atrium Corporation and certain shareholders listed on Schedule I.

*99.2	Press release issued by Atrium Companies, Inc. on December 31, 2003.

*	Incorporated by reference from the Registrant’s Report on Form 8-K dated December 31, 2003, which was filed on January 15, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRIUM COMPANIES, INC.
	By:	/s/ Eric W. Long
Eric W. Long
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: March 15, 2004

SUPERIOR ENGINEERED PRODUCTS CORPORATION

FINANCIAL STATEMENTS WITH REPORT OF INDEPENDENT AUDITORS

FOR THE TEN MONTHS ENDED OCTOBER 25, 2003

SUPERIOR ENGINEERED PRODUCTS CORPORATION

Report of Independent Auditors

To the Board of Directors and Stockholders of Superior Engineered Products Corporation

In our opinion, the accompanying balance sheet and the related statement of operations, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of Superior Engineered Products Corporation (the “Company”) as of October 25, 2003, and the results of its operations and its cash flows for the ten months ended October 25, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1, on December 31, 2003, the Company was acquired by Atrium Companies, Inc.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California

March 12, 2004

SUPERIOR ENGINEERED PRODUCTS CORPORATION

BALANCE SHEET
As of October 25, 2003
(Dollars in thousands, except share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$9,707
Accounts receivable, net of allowance of $150	5,967
Inventories	5,668
Prepaid expenses and other current assets	583
Deferred tax asset	312

Total current assets	22,237
Property, plant and equipment, net of accumulated depreciation of $14,866	11,355
Goodwill	53
Other assets	183

Total assets	$33,828

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,271
Accrued liabilities	2,022

Total current liabilities	3,293

Long-term liabilities:
Deferred tax liability	1,024

Total liabilities	4,317

Commitments and contingencies (Note 9)
Stockholders’ equity:
Class A voting common stock $10 par value, 844 shares authorized, issued and outstanding	8
Retained earnings	29,503

Total stockholders’ equity	29,511

Total liabilities and stockholders’ equity	$33,828

     The accompanying notes are an integral part of the financial statements.

SUPERIOR ENGINEERED PRODUCTS CORPORATION

STATEMENT OF OPERATIONS
FOR THE TEN MONTHS ENDED OCTOBER 25, 2003
(Dollars in thousands)

Net sales	$47,789
Cost of goods sold	32,187

Gross profit	15,602
Selling, delivery, general and administrative expenses	9,143

Income from operations	6,459
Other expenses, net	27

Income before income taxes	6,432
Provision for income taxes	2,618

Net income	$3,814

     The accompanying notes are an integral part of the financial statements.

SUPERIOR ENGINEERED PRODUCTS CORPORATION

STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE TEN MONTHS ENDED OCTOBER 25, 2003
(Dollars in thousands, except share amounts)

	Class A			Total
			Retained	Stockholders’
	Shares	Amount	Earnings	Equity
Balance, December 25, 2002	844	$8	$28,221	$28,229
Net income	—	—	3,814	3,814
Dividends	—	—	(2,532)	(2,532)

Balance, October 25, 2003	844	$8	$29,503	$29,511

     The accompanying notes are an integral part of the financial statements.

SUPERIOR ENGINEERED PRODUCTS CORPORATION

STATEMENT OF CASH FLOWS
FOR THE TEN MONTHS ENDED OCTOBER 25, 2003
(Dollars in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,814
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation	1,522
Provision for bad debts	77
Loss on sales of assets	27
Deferred tax provision	327
Changes in assets and liabilities:
Accounts receivable	(1,346)
Inventories	(486)
Prepaid expenses and other current assets	170
Accounts payable	642
Accrued liabilities	631

Net cash provided by operating activities	5,378

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,470)
Proceeds from sale of assets	201
Increase in other assets	(64)

Net cash used in investing activities	(1,333)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(2,532)

Net cash used in financing activities	(2,532)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,513
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,194

CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,707

SUPPLEMENTAL DISCLOSURE:
Cash paid during the period for:
Income taxes	$1,725

     The accompanying notes are an integral part of the financial statements.

SUPERIOR ENGINEERED PRODUCTS CORPORATION

NOTES TO FINANCIAL STATEMENTS
(dollars in thousands, except share amounts)

1.	Organization, Business, Basis of Presentation and Sale of Company

Business

Superior Engineered Products Corporation (“Superior” or “the Company”), based in Ontario, California, is a manufacturer of windows and other building materials. Superior’s window products, which are primarily vinyl, are sold predominantly to the repair and remodeling market in California, Arizona, Nevada and Hawaii through an extensive dealer network.

Basis of Presentation

The financial statements include all of the accounts of the Company, and have been prepared in accordance with accounting principles generally accepted in the United States of America.

Sale of the Company

On December 31, 2003, Atrium Companies, Inc. (“Atrium”) acquired all of the outstanding capital stock of Superior, for a purchase price of $52,500, including $47,500 in cash and $5,000 in Atrium Corporation common stock. Atrium, one of the largest window manufacturers in the United States, is a wholly-owned subsidiary of Atrium Corporation.

2.	Significant Accounting Policies

Revenue Recognition

Revenue from the sale of windows and doors and related components is recorded at the time of delivery to the customer. On contracts involving installation, revenue is recognized when the installation is complete. Allowances are established to recognize the risk of sales returns from customers and estimates of warranty costs. The Company classifies any shipping charges to customers as revenues. The costs of shipping and handling fees are presented in selling, delivery, general and administrative expenses in the Company’s statement of operations and were $3,277 for the ten months ended October 25, 2003.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents. At October 25, 2003, the Company had $6,307 in cash equivalents.

SUPERIOR ENGINEERED PRODUCTS CORPORATION

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except share amounts)

Concentrations of Credit Risk

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of cash and trade accounts receivable. The Company maintains cash and cash equivalents in excess of federally insured limits. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market. Work-in-process and finished goods inventories consist of materials, labor and manufacturing overhead. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions.

Property, Plant and Equipment

Property, plant and equipment is stated at cost less accumulated depreciation. The Company depreciates the assets principally on a straight-line basis for financial reporting purposes over their estimated useful lives, as follows:

Estimated Useful life
Buildings and improvements	20 years
Machinery and equipment	3-10 years

Gains or losses on disposition are based on the difference between the net proceeds received and the adjusted carrying amount of the assets sold or retired. Expenditures for maintenance, minor renewals and repairs are expensed as incurred, while major replacements and improvements are capitalized and depreciated over the estimated useful life of the replacement.

Goodwill

Goodwill represents the excess of cost over fair market value of net assets acquired. Goodwill is no longer amortized in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”; (“SFAS 142”). In accordance with SFAS 142, management reviews the carrying value of goodwill for recoverability based on estimated fair values of the reporting units in the fourth quarter of each year or when events or changes in circumstances indicate, in management’s judgment, that the carrying value may not be recoverable. The fair values of the reporting units were based upon management’s estimate of a multiple of undiscounted cash flows. The Company considers operating results, trends and prospects of the Company, as well as competitive comparisons. The Company also takes into consideration

SUPERIOR ENGINEERED PRODUCTS CORPORATION

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except share amounts)

competition within the building materials industry and any other events or circumstances which might indicate potential impairment. If goodwill is determined not to be recoverable, an impairment is recognized as a charge to operations. The Company has a goodwill balance of $53 as of October 25, 2003 and there was not any impairment recognized on goodwill during the ten month period ended October 25, 2003.

Income Taxes

The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and income tax purposes, based upon enacted tax rates in effect for the periods the tax differences are expected to be settled.

Provision for Warranties

The Company estimates its warranty provisions based upon an analysis of all identified or expected claims and an estimated cost to resolve those claims. The estimates of expected claims are generally a factor of historical claims. Changes in claim rates, differences between actual and expected warranty costs could impact warranty obligation estimates. Generally, the Company provides warranties that cover material for ten years and labor for five years.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates are used in calculating allowance for bad debt, insurance and warranty accruals, and in recognizing deferred tax assets and liabilities.

Advertising Costs

Advertising costs are expensed when incurred and were $323 for the ten months ended October 25, 2003. Advertising expenses that relate to contractual cooperative advertising allowances and volume rebates with our customers are recorded as a reduction to net sales in the statement of operations. Other advertising expenditures incurred by the Company are reflected in selling, delivery, general and administrative expenses in the statement of operations.

3.	Fair Value of Financial Instruments

The carrying amounts of accounts receivable, accounts payable and other current liabilities approximate fair market value due to their short maturities.

SUPERIOR ENGINEERED PRODUCTS CORPORATION

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except share amounts)

4.	Inventories

Inventories consisted of the following:

Raw materials	$4,552
Work-in-process	113
Finished goods	1,003

$5,668

5.	Property, Plant and Equipment

Property, plant and equipment consisted of the following:

Buildings and improvements	$1,805
Land	1,822
Machinery and equipment	22,594

Total	26,221
Less: accumulated depreciation	(14,866)

$11,355

Depreciation expense was $1,522 for the ten months ended October 25, 2003.

6.	Accrued Liabilities

Accrued expenses and other liabilities consisted of:

Vacation reserve	$467
Accrued Bonuses	249
Sales and property taxes	168
Warranty reserve	150
Volume Rebates	126
Income taxes	790
Other	72

$2,022

SUPERIOR ENGINEERED PRODUCTS CORPORATION

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except share amounts)

7.	Federal Income Tax

Temporary differences that give rise to the deferred income tax assets and liabilities are as follows:

Deferred income tax assets:
Allowance for doubtful accounts	$61
Vacation accrual	190
Warranty reserve	61

312

Deferred income tax liabilities:
Depreciation	(1,024)

(1,024)

Net deferred income tax liability	(712)
Less: current deferred tax asset	312

Long-term deferred tax liability	$(1,024)

A valuation allowance is required against deferred tax assets if based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. As of October 25, 2003, no valuation reserve was required.

The components of the provision for income taxes is as follows:

Current federal income tax provision	$1,721
Deferred federal income tax provision	328
State income tax provision	569

Provision for income taxes	$2,618

Reconciliation of the federal statutory income tax rate to the effective tax rate, was as follows:

Tax computed at statutory rate	$2,251
State taxes, net of federal benefit	367

Provision for income taxes	$2,618

8.	Related Party Transactions

The Company is party to four lease agreements with affiliated entities of the stockholders’ of Superior. Three of the leases are on a month-to-month basis with Corsair Property Management for a total monthly rental amount of $124, adjusted annually for inflation. The remaining lease is with

SUPERIOR ENGINEERED PRODUCTS CORPORATION

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except share amounts)

The Oddo Family Trust for a monthly rental amount of $23. The lease agreement with The Oddo Family Trust expires in April of 2007. Rent expense paid to affiliated entities of Superior’s stockholders’ was $1,487 during the first ten months of 2003.

9.	Commitments and Contingencies

Operating leases

The Company has entered into operating lease agreements for certain manufacturing space. Total rent expense for the ten months ended October 25, 2003 was $1,582, which includes $1,487 paid to related parties (Note 8). Future minimum rents due under operating leases with initial or remaining terms greater than twelve months are as follows:

2003	$62
2004	276
2005	276
2006	276
2007	92

$982

Approximately $966 of future minimum lease payments are due to a stockholder of Superior for the rental of operating facilities.

Contingencies

The Company is party to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material effect on the financial position, results of operations or liquidity of the Company.

10.	Defined Contribution Plan

The Company’s employees participate in a savings plan, which qualifies under Section 401(k) of the Internal Revenue Code. The Company makes discretionary contributions equal to 25% of the first 5% of the employee’s contribution. The Company contributed $42 to the plan for the ten-month period ended October 25, 2003.

SUPERIOR ENGINEERED PRODUCTS CORPORATION

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except share amounts)

11.	Recently Issued Accounting Standards

SFAS No. 146 — “Accounting for Costs Associated with Exit or Disposal Activities”:

In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”). SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized initially at fair value when the liability is incurred. The Company adopted SFAS 146 on January 1, 2003. Adoption of SFAS 146 did not have a material effect on the Company.

SFAS No. 150 — “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”:

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”). SFAS 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatorily redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003 and must be applied to the Company’s existing financial instruments effective July 1, 2003. The provisions of paragraphs 9 and 10 and related guidance in the appendices of this pronouncement as they apply to mandatorily redeemable noncontrolling interests were deferred until the first interim period beginning after December 15, 2003. Adoption of the effective provisions of SFAS 150 have not had a significant effect on the Company, the Company does not expect that the deferred provisions will have a significant effect on the Company.

FIN No. 46 — “Consolidation of Variable Interest Entities”:

During January 2003, the FASB issued FIN No. 46 “Consolidation of Variable Interest Entities” (“FIN 46”). FIN 46 requires certain variable interest entities to be by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 were originally to be applied for the first interim or annual period beginning after June 15, 2003. In September 2003, the FASB deferred the adoption of FIN 46 for variable interest entities acquired prior to February 1, 2003 until the end of the first interim or annual period ending after December 15, 2003. The adoption of FIN 46 did not have any effect on the Company’s results of operations, financial condition or cash flows.

INTRODUCTION

The unaudited pro forma consolidated balance sheet as of September 30, 2003 includes the historical accounts of the Company as of September 30, 2003 and Superior as of September 25, 2003 and gives effect to the Superior acquisition and related financings, including borrowings under the existing revolving credit facility and the issuance of $5 million of Atrium Corporation common stock.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2002 and for the nine months ended September 30, 2003 include the historical operations of the Company for the year ended December 31, 2002 and for the nine months ended September 30, 2003 and Superior for the twelve months ended December 25, 2002 and for the nine months ended September 25, 2003 and give effect to the acquisition and related financings as if they had occurred at the beginning of the applicable period.

The unaudited pro forma consolidated financial statements are based on available information and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidated statements of operations do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results will be for any future periods. The unaudited pro forma financial statements are based upon assumptions and adjustments that we believe are reasonable. The unaudited pro forma consolidated financial statements are qualified in their entirety and should be read in conjunction with the historical financial statements and accompanying notes of the Company included in the annual report on form 10-K for the year ended December 31, 2002 and the quarterly report on form 10-Q for the three and nine month periods ended September 30, 2003.

The Superior acquisition has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values based upon preliminary estimates as of the acquisition date. Further adjustments to the acquired assets and assumed liabilities will be made following completion of a third-party appraisal of the intangible assets acquired and following more detailed reviews by management of tangible assets acquired and liabilities assumed. Changes in the estimated fair value of acquired assets and assumed liabilities will be reflected as a change in the allocated fair value of the identifiable tangible and intangible assets and liabilities and goodwill in the period in which this determination is made, which management expects to be completed by March 30, 2004.

Atrium Companies, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2003
(dollars in thousands)

	Atrium		Pro Forma		Pro Forma
ASSETS	Companies, Inc.	Superior (a)	Adjustments (b)		Consolidated

CURRENT ASSETS:
Cash and cash equivalents	$8,604	$9,690	$(17,001	)(c)	$1,293
Accounts receivable, net	4,520	5,746	—		10,266
Retained interest in sold accounts receivable	32,111	—	—		32,111
Other receivable — litigation settlement	11,979	—	—		11,979
Inventories	47,057	5,658	—		52,715
Prepaid expenses and other current assets	5,946	848	—		6,794
Deferred tax asset	2,128	177	—		2,305

Total current assets	112,345	22,119	(17,001)		117,463
PROPERTY, PLANT AND EQUIPMENT, net	60,232	11,528	4,784		76,544
GOODWILL	349,425	53	(53)		379,283
			29,858	(d)
INTANGIBLE ASSETS	—	—	—	(d)	—
DEFERRED FINANCING COSTS, net	8,194	—	—		8,194
OTHER ASSETS	10,461	186	—		10,647

Total assets	$540,657	$33,886	$17,588		$592,131

CURRENT LIABILITIES:
Current portion of notes payable	$4,609	$—	$—		$4,609
Accounts payable	33,318	1,378	—		34,696
Other payable — litigation settlement	18,450	—	—		18,450
Accrued liabilities	34,216	2,379	—		36,595

Total current liabilities	90,593	3,757	—		94,350

LONG-TERM LIABILITIES:
Notes payable	289,101	—	40,000		329,101
Deferred tax liability	2,128	1,043	1,674		4,845
Other long-term liabilities	2,348	—	—		2,348

Total long-term liabilities	293,577	1,043	41,674		336,294

Total liabilities	384,170	4,800	41,674		430,644

COMMITMENTS AND CONTINGENCIES
STOCKHOLDER’S EQUITY (DEFICIT):
Common stock	—	9	(9	)(e)	—
Paid-in capital	203,960	—	5,000		208,960
Retained earnings (accumulated deficit)	(47,007)	29,077	(29,077	)(e)	(47,007)
Accumulated other comprehensive loss	(466)	—	—		(466)

Total stockholder’s equity	156,487	29,086	(24,086)		161,487

Total liabilities and stockholder’s equity	$540,657	$33,886	$17,588		$592,131

Notes to Unaudited Pro Forma Consolidated Balance Sheet

(a)	- Represents historical information for Superior as of September 25, 2003. The historical information is unaudited and was prepared by the management of the acquired company.

(b)	- Assumes the acquisition of Superior had been consummated on September 30, 2003 for a purchase price of $52,500 plus transaction expenses of $307, consisting of $7,807 in cash on hand, a $40,000 add-on to our term loan facility and 5,000 shares of Atrium Corporation common stock valued at $5,000. The acquisition of Superior was accounted for in accordance with

Statement of Financial Accounting Standards No. 141, “Business Combinations.” The aggregate purchase price has been allocated to the underlying assets and liabilities based on their respective estimated fair market values at the date of acquisition. The excess of purchase price over the estimated fair value of the net assets acquired (“goodwill”) was $29,858.

The excess purchase price allocated to goodwill is as follows:

Purchase price	$52,807
Liabilities assumed	6,474

Total purchase price	59,281
Less: tangible assets acquired	(29,423)

Excess purchase price allocated to goodwill	$29,858

The purchase price allocation is as follows:

Cash	$496
Accounts receivable	5,746
Inventories	5,658
Prepaid expenses and other current assets	848
Deferred tax asset	177
Property, plant and equipment	16,312
Other assets	186
Goodwill	29,858
Accounts payable	(1,378)
Accrued liabilities	(2,379)
Deferred tax liability	(2,717)

$52,807

(c)	- An additional adjustment to cash of $9,194 reflects cash dividends made to the selling shareholders of Superior prior to the completion of the transaction.

(d)	- The Company is currently in the process of preparing valuations of the intangible assets acquired. It is believed that the Company will record intangible assets for customer lists, non-compete agreements, trade names and royalties. The useful live of these assets, when recorded, are expected to be three to ten years.

(e)	- Represents the elimination of the historical equity accounts of Superior.

Atrium Companies, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2002
(dollars in thousands)

	Atrium		Pro Forma		Pro Forma
	Companies, Inc.	Superior	Adjustments		Consolidated
NET SALES	$536,299	$55,082	$—		$591,381
COST OF GOODS SOLD	360,323	38,589	72	(a)	398,984

Gross profit	175,976	16,493	(72)		192,397

OPERATING EXPENSES:
Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	116,364	10,966	(402	)(b)	126,928
Securitization expense	1,133	—	—		1,133
Stock compensation expense	383	—	—		383
Amortization expense	3,410	—	—		3,410

SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES	121,290	10,966	(402)		131,854
Special charges	4,198	—	—		4,198

	125,488	10,966	(402)		136,052

Income from operations	50,488	5,527	330		56,345
INTEREST EXPENSE	35,901	—	1,568	(c)	37,469
OTHER INCOME, net	22	229	—		251

Income before income taxes	14,609	5,756	(1,238)		19,127
PROVISION FOR INCOME TAXES	625	2,343	(503	)(d)	2,465

NET INCOME	$13,984	$3,413	$(735)		$16,662

Atrium Companies, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2003
(dollars in thousands)

	Atrium		Pro Forma		Pro Forma
	Companies, Inc.	Superior	Adjustments		Consolidated
NET SALES	$442,237	$42,663	$—		$484,900
COST OF GOODS SOLD	299,705	29,170	(42	)(a)	328,833

Gross profit	142,532	13,493	42		156,067

OPERATING EXPENSES:
Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	94,352	8,257	(182	)(b)	102,427
Securitization expense	867	—	—		867
Stock compensation expense	552	—	—		552
Amortization expense	3,067	—	—		3,067

SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES	98,838	8,257	(182)		106,913
Special charges	375	—	—		375

	99,213	8,257	(182)		107,288

Income from operations	43,319	5,236	224		48,779
INTEREST EXPENSE	25,025	—	1,176	(c)	26,201
OTHER INCOME, net	159	400	—		559

Income before income taxes	18,453	5,636	(952)		23,137
PROVISION FOR INCOME TAXES	650	2,293	(387	)(d)	2,556

NET INCOME	$17,803	$3,343	$(565)		$20,581

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(a)	- Represents the net change in depreciation expense included in cost of goods sold as a result of the write-up of the underlying property, plant and equipment utilizing Atriums estimated useful lives as follows:

	Year Ended	Nine Months Ended
	December 31, 2002	September 30, 2003
Elimination of historical depreciation expense included in cost of goods sold	$(1,544)	$(1,254)
Estimation of depreciation expense to be included in cost of goods sold	1,616	1,212

	$72	$(42)

(b)	- Represents the net reduction in general and administrative expenses through (i) the adjustment of salaries and associated payroll taxes resulting from a contractual change in compensation structure for certain members of senior management in connection with the acquisition and (ii) the net change in depreciation expense included in general and administrative expenses as a result of the write-up of the underlying property, plant and equipment utilizing Atriums estimated useful lives as follows:

	Year Ended	Nine Months Ended
	December 31, 2002	September 30, 2003
Contractual change in compensation structure of management	$(451)	$(300)
Elimination of historical depreciation expense included in general and administrative expense	(294)	(139)
Estimation of depreciation expense to be included in general and administrative expenses	343	257

	$(402)	$(182)

Compensation paid to the former Chairman of Superior, no longer employed by the Company, totaled $491 and $353 for the year ended December 31, 2002 and nine months ended September 30, 2003. These amounts are not included in contractual change in compensation structure.

(c)	- Represents the increase in historical interest expense based on $40,000 of term loan borrowings at a rate of 3.92%.

(d)	- Represents the income tax effect of the pro forma adjustments at the statutory rate of 40.7%. No consideration has been given to our existing net operating loss carryforwards and the effect on Superior’s historical income tax expense.

EXHIBIT INDEX

Exhibit
Number
99.1*	Stock Purchase Agreement, dated December 19, 2003, among Superior Engineered Products Corporation, Paul Oddo, David Oddo and Angeline Oddo, Atrium Companies, Inc., Atrium Corporation and certain shareholders listed on Schedule I.

99.2*	Press release issued by Atrium Companies, Inc. on December 31, 2003.

*	Incorporated by reference from the Registrant’s Report on Form 8-K dated December 31, 2003, which was filed on January 15, 2004.